SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                  April 28, 2006



                                 PEOPLES BANCORP
-------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)



  Indiana                           000-18991                    35-1811284
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)               Identification No.)


212 West 7th Street, Auburn, Indiana                                     46706
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:              (260) 925-2500
                                                                 --------------


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)




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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed herewith:

              Exhibit 99            Press Release dated April 27, 2006


ITEM 9.  REGULATION D DISCLOSURE

On April 27, 2006, Peoples Bancorp issued a press release announcing its Unaudited financial results for the quarter ended March 31, 2006. A copy of the press release is attached to this Report as an exhibit and is incorporated herein by reference. The attached exhibit is furnished pursuant to Item 9 of Form 8-K.





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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES

                                   SIGNATURES


Under the  requirements  of the Securities  Exchange Act of 1934, the Registrant

has duly  caused  this  Report  to be signed  on its  behalf by the  undersigned thereunto duly authorized.


Date:    April 28, 2006                                s/Maurice F. Winkler, III
                                                       Maurice F. Winkler, III
                                                       Chief Executive Officer


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                                                                      Exhibit 99


                                   Date:                 April 27, 2006
For Immediate Release              NASDAQ Symbol:        PFDC
                                   Contact:              Maurice F. Winkler, III
                                   Phone:                260-925-2500



Peoples Bancorp Reports Earnings

Peoples Bancorp reported net income for the second fiscal quarter ended March 31, 2006, of $711,450 verses the same quarter last year net income of $1,013,118. Second Quarter earnings per share were $0.21 compared to $0.30 per share for the same period one year ago. These results include a loss on the sale of an investment security of $132,741.

Peoples reported assets on March 31, 2006, of $493,953,934, an increase of 5.3 million from September 30, 2005. Loans also increased from $355,854,443 at September 30, 2005 to $365,184,845 at March 31, 2006.

Even with the growth of the Company, earnings for the six months decreased from $2,127,343 for the six months ending March 31, 2005 to $1,703,660 for the six months ending March 31, 2006. This decrease in earnings was primarily due to the decrease in interest rate spread during the period, as well as the above mentioned loss on the security sale.

Peoples had 3,299,963 shares of stock outstanding as of March 31, 2006, and the closing price of Peoples Bancorp stock as of April 26, 2006, was $21.06 per share as listed on the NASDAQ National Marketing System under the symbol PFDC. At March 31, 2006, stockholders equity was $63,942,275, with a capital to assets ratio of 12.94%, and a book value of $19.38.

Peoples Bancorp, through its Indiana subsidiary, Peoples Federal Savings Bank, operates nine full-service offices located in Auburn, Avilla, LaGrange, Garrett, Kendallville, Topeka, Waterloo, and two in Columbia City, Indiana. Peoples Bancorp's Michigan subsidiary, First Savings Bank, operates six full service offices located in Three Rivers (two offices), Schoolcraft, and Union in Michigan, and Howe and Middlebury in Indiana.


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           SELECTED CONSOLIDATED FINANCIAL DATA OF PEOPLES BANCORP

                                      March 31,     September 30,     March 31,
                                         2006          2005              2005
                                     ------------    ------------   ------------
Balance Sheet Data:
   Total assets                      $493,953,934    $488,617,542   $492,318,252
   Loans receivable including loans
      held for sale, net              365,184,845     355,854,443    356,968,245
   Investments and other
      interest earning assets         106,191,340     106,786,121    111,512,370
   Deposits                           364,195,878     360,243,356    367,939,212
   Stockholders' equity                63,942,275      65,184,382     64,913,202
   Non-performing loans and REO         2,139,000       3,026,000      2,777,000
   Equity to assets ratio                  12.94%          13.34%         13.19%
   Book value per share                    $19.38          $19.51         $19.26

                                     Three Months Ended        Six Months Ended
                                 ----------------------- -----------------------
                                          March 31,                   March 31,
                                 ------------ ---------- ----------- -----------
Operating Data:                        2006        2005        2006         2005
Interest income                   $6,947,258  $6,699,713 $13,870,887 $13,382,994
Interest expense                   3,074,043   2,547,122   5,993,472   5,066,311
                                  ----------  ---------- ----------- -----------
Net interest income                3,873,215   4,152,591   7,877,415   8,316,683
Provision for losses on loans          2,950       2,603      46,753      32,453
                                  ----------  ---------- ----------- -----------
Net interest income after provision
   for losses on loans             3,870,265   4,149,988   7,830,662   8,284,230
                                  ----------  ---------- ----------- -----------
Other income                         304,653     442,337   1,053,787     986,213
Other expenses                     3,115,912   3,041,059   6,401,733   6,008,162
                                  ----------  ---------- ----------- -----------
Income before income taxes         1,059,006   1,551,266   2,482,716   3,262,281
Income tax expense                   347,556     538,148     779,056   1,134,938
                                  ----------  ---------- ----------- -----------
Net income                        $  711,450  $1,013,118 $ 1,703,660 $ 2,127,343
                                  ==========  ========== =========== ===========

Basic  income per common share        $ 0.21      $ 0.30      $ 0.51      $ 0.63
Diluted income per common share       $ 0.21      $ 0.30      $ 0.51      $ 0.63
Dividends per common share            $ 0.19      $ 0.18      $ 0.38      $ 0.36

Other Data:
Average yield
   on all interest-earning assets      5.93%       5.78%       5.85%       5.70%
Average cost
   of all interest-bearing liabilities 2.90%       2.40%       2.82%       2.38%
Interest rate spread                   3.03%       3.38%       3.03%       3.32%

Return on assets (net income divide
   average total assets)               0.58%       0.82%       0.69%       0.86%
Return on equity (net income divided
   by average total equity)            4.40%       6.19%       5.23%       6.51%
Dividend payout ratio
   (dividends per common share divided by
   net income per common share)       88.71%      59.77%      74.30%      56.97%



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